Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rare Element Resources, Ltd.

Littleton, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2025, relating to the consolidated financial statements, which appears in Rare Element Resources, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

March 28, 2025